Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors



   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Incentive Stock Plan, as amended, of Oshkosh Trust Corporation of our reports dated November 14, 1994, with respect to the consolidated financial statements of Oshkosh Truck Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1994, and the related financial statement schedules included therein filed with the Securities and Exchange Commission.



                                 /s/ Ernst & Young LLP


   Milwaukee, Wisconsin
   September 13, 1995